Exhibit 99.1

I-many Enters Definitive Agreement for $7 Million Private Placement

EDISON, N.J., November 1, 2006 — I-many, Inc. (NASDAQ:IMNY), the leading provider of advanced Contract Lifecycle Management (CLM) solutions for managing corporate commitments, today announced it has entered into a definitive agreement with institutional and other accredited investors, including existing stockholders and affiliated entities, for the private placement of approximately 3,535,000 units of the company’s securities. Each unit is comprised of one share of common stock and a warrant to purchase three-tenths of a share of common stock, at a per-unit price of $1.98.

Net proceeds to the company from the sale of the units will be approximately $6.6 million, which will provide additional funds for operations and other general corporate purposes. The warrants are exercisable at $2.11 per share until 2011. The private placement is expected to close on or before November 10, 2006, subject to customary closing conditions.

The securities offered and to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering resale of the shares of common stock, as well as the shares of common stock issuable upon exercise of the warrants issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale, would be unlawful prior to the registration or qualification under the securities laws of any such state.

About I-many

I-many (NASDAQ:IMNY) is the leading provider of advanced Contract Lifecycle Management solutions for managing corporate commitments. Designed to extend beyond the traditional contract management capabilities, I-many ContractSphere® offers an end-to-end solution, from pre-contract processes and contract management to transaction compliance. Ultimately, this provides companies with the visibility and control needed to manage any type of commitment—from contracts and obligations to payments and collections. The result is increased revenue, minimized risk and reduced operating costs, which deliver improved profitability with hard return on investment. More than 280 customers across 21 industries worldwide have implemented and realized the value of I-many business solutions. For more information, please visit www.imany.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include statements with respect to the expected closing date and planned use of net proceeds from the company’s private placement, are subject to numerous risks and uncertainties that may cause actual events or results to differ materially from those set forth in the statements. No forward-looking statements can be guaranteed, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the satisfaction of closing conditions of the company’s private placement; the risk of unforeseen technical or practical impediments to planned software development, which could affect the company's product release timetable; the inherent risks of large software implementation projects, which can cause customer disagreements that could affect I-many's ability to collect both services and license revenue, whether recognized or deferred; the possibility that customers could cancel maintenance and support services at the time of annual renewal, which could decrease I-many's base of recurring revenue; the possibility that current economic conditions will not improve as anticipated or will deteriorate; the possibility that extraordinary events outside the company's control could extend the length of the sales cycle for the company's products or make the market for the company's products more unpredictable; and the risk that the company will not be successful in opening new markets for its products. These risk factors are further described in the section titled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed by the company with the SEC. As a result of such risks, uncertainties and factors, the company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. I-many is providing the information in this news release as of this date and does not undertake any obligation to update any forward-looking statements contained in this news release as a result of new information, future events or otherwise.

Company Contact:

I-many, Inc.

Kevin Harris, CFO

732-452-1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc.

Ron Both, 949-574-3860

ron@liolios.com

or

Geoffrey Plank, 949-574-3860

geoffrey@liolios.com

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